UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 26, 2004

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

18881 Von Karman Avenue, Suite 250, Irvine, California 92612
(Address of principal executive offices)

(949) 955-0078
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2004, DynTek, Inc. (the “Company”) received a letter from the Staff of The Nasdaq Stock Market (“Nasdaq”) stating that the Staff believes the Company did not comply with the shareholder approval requirements in Marketplace Rule 4350(i)(1)(D)(i) with respect to certain sales of the Company’s securities in 2003.  The Staff has informed the Company that it believes that the sale by DynCorp, Inc. (“Corp”), a former significant shareholder of the Company, of all its shares of the Company’s common stock in 2003 required shareholder approval, especially when aggregated with other issuances of the Company’s securities that transpired from May through July 2003.

In the letter, the Staff stated that the Company may have violated Marketplace Rule 4350(i)(1)(D)(i) – “Shareholder Approval” because the sale of the Company’s common stock by Corp in a July 2003 private placement, when combined with private placements of common stock and certain warrants by the Company in 2003, resulted in an issuance of approximately 61% of the Company’s total pre-transaction shares outstanding at prices below the greater of book or market value, which would have required the Company to obtain shareholder approval prior to these issuances.

In response to the deficiency letter, the Company met with the Staff to discuss a plan of compliance.  The Company is in the process of providing the Staff with additional requested information for the Staff’s review.  The Staff noted in the letter that should a determination be made that the Company was not in compliance with Marketplace Rule 4350(i)(1)(D)(i), it may provide the Company a notice of delisting from The Nasdaq SmallCap Market.  In such a case, the Staff advised that the Company may appeal the Staff’s decision to a Nasdaq Listing Qualifications Panel.  The hearing would stay the delisting of the Company’s securities pending the panel’s decision.  Should the Staff’s review result in a determination that the Company did not comply with the rule, and should an appeal to the panel also be unsuccessful, the Company’s securities may be delisted from The Nasdaq SmallCap Market.  In the event that the Company’s securities are delisted from The Nasdaq SmallCap Market, the Company’s securities would be eligible for continued trading and quotation on the OTC Bulletin Board.

The Company’s press release announcing the receipt of the deficiency letter is incorporated herein by reference and is filed as an exhibit to this Report.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated December 2, 2004, issued by Dyntek, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: December 2, 2004	By:	/s/ Robert Webber
Robert Webber
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 2, 2004, issued by Dyntek, Inc.